Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Kelley Joyce	Dave Gentry or Chris Bermudez
Horn Group, Inc.	Aurelius Consulting Group
(212) 931-5204	(407) 644-4256
kjoyce@horngroup.com	dave@aurcg.com
www.runonideas.com

GlowPoint Reports Fourth Quarter and Year-End 2004 Results
Total revenue of $16.0 million represents growth of 55% year-over-year;
Eight-fold increase in gross margin for year-over-year results

HILLSIDE, N.J., March 16, 2005–Glowpoint, Inc., (NASDAQ:GLOW) the world’s leading broadcast-quality IP-based video communications service provider, today announced its financial results from continuing operations for the fourth quarter and year-end for the period ended December 31, 2004.

Total revenue for the fourth quarter ended December 31, 2004 rose 51% to $4.3 million from $2.8 million in the quarter ended December 31, 2003 and was in line with the $4.4 million level for Q3 of 2004. Contractual revenue grew 53% to $3.3 million for the quarter ended December 31, 2004 from $2.1 million in the quarter ended December 31, 2003 and grew 2% sequentially from the $3.2 million in the quarter ended September 30, 2004. The number of contractual customers grew 29% from the year ago quarter to 348 and improved by 2% from the level achieved in the prior quarter. Average monthly revenue per contractual customer increased to $3,119 or 19% from the fourth quarter 2003 level of $2,622 and remained consistent with the level achieved in third quarter of 2004.

GlowPoint’s core subscription and related revenue grew 23% to $2.6 million for the fourth quarter of 2004 from $2.1 million in the quarter ended December 31, 2003. Billable subscriber locations grew 8% to 1,237 at December 31, 2004 from 1,149 at December 31, 2003 and improved by 2.5% sequentially from the level achieved in the prior quarter. Average monthly subscription and related revenue per billable subscriber location of $723 in the fourth quarter 2004 increased 11% from the fourth quarter 2003 level of $654 and was in line with the third quarter 2004 level.

Non-contractual revenue of $1.0 million in the quarter ended December 31, 2004 grew 44% over the $0.7 million level reported in the quarter ended December 31, 2003, but declined sequentially by 15% from the third quarter level of $1.2 million. Third quarter 2004 non-subscription revenue reflected event revenue related to the NFL Training Camps and an engagement with a major news network at the Democratic National Convention.

Total revenue related to the NuVision customer base was $1.1 million for the fourth quarter of 2004, increasing sequentially 7% over the third quarter of 2004. The NuVision brand name was changed to GlowPoint Network Services in the fourth quarter of 2004.

Gross margin was $887,000 for the quarter ended December 31, 2004 as compared to $153,000 in the year ago quarter, improving four-fold to 20.8% for the fourth quarter of 2004 compared to 5.4% for the prior year fourth quarter. The eight-fold year-over-year improvement in gross margin to 19.7% reflects the positive impact of the higher margin “All You Can See” unlimited video calling plans and improvements to operational efficiencies. Gross margin on the GlowPoint Network Services business continued to be strong at 35% for the fourth quarter of 2004 and represented sequential improvement over the 32% achieved for the third quarter of 2004.

Operating expenses for the quarter ended December 31, 2004 were $5.4 million, an increase of approximately $1.0 million over the prior year fourth quarter. The major components of this increase were $400,000 of costs related to severance, recruiting and the closing of the Company’s New Hampshire office, and an increase in of approximately $500,000 in salary and benefit costs resulting from an increase in headcount. A majority of the new employees were hired as a result of the Company’s increased direct sales and marketing activities as previously announced. As a percentage of revenue, operating expense levels for the fourth quarter of 2004 improved by 19% from the prior year’s quarter.

EBITDA from continuing operations for the fourth quarter of 2004 was ($2.9) million compared to ($2.5) million for the fourth quarter of 2003 and was primarily impacted by the previously mentioned $400,000 in severance and other costs incurred in the fourth quarter of 2004.

The Company ended the fourth quarter of 2004 with $4.9 million in cash, cash equivalents and escrowed cash and continued to have no long-term debt on the balance sheet. Subsequent to the end of the fourth quarter of 2004, the Company received net cash proceeds of $2.8 million and the release of $0.3 million in escrowed cash from Gores Technology Group resolving the outstanding disputes between the companies relating to the sale of the assets of GlowPoint’s video solutions business to Gores in September 2003.

Additionally, the Company raised gross proceeds of $10.0 million through a private placement of its common stock and warrants with a small number of private investors in March 2005.

“Inside of a year, we fundamentally changed the company and changed the fundamentals of our business,” said David Trachtenberg, CEO, GlowPoint. “We have a new management team, new product set with a new economic model driving positive gross margins, new strategic partners like TANDBERG and Sony, and new disruptive distribution strategies that are redefining the video communications industry.” Trachtenberg concluded, “We’ve basically built a new GlowPoint that was officially launched last January 2004. We enter 2005 with the assets to take advantage of market opportunities, the operations to create and scale a unique customer experience, the partners to expand faster and more efficiently and the financial stability to execute against our plan.”

Summary Financial Results from Continuing Operations (in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2004	2003	2004	2003

Net revenue	$4,259	$2,828	$15,995	$10,311
Gross margin	887	153	3,153	249
Net loss attributable to common stockholders (1)	$(2,608)	$(5,259)	$(17,782)	$(22,439)
Net loss per share, basic & diluted	$(0.07)	$(0.18)	$(0.49)	$(0.76)
EBITDA (2)	$(2,911)	$(2,508)	$(8,292)	$(6,776)

(1)	Net loss includes discontinued AV and VS operations.
(2)	Earnings before interest, taxes, depreciation and amortization (EBITDA) is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”). EBITDA should not be considered as an alternative to net loss or cash flow from operating activities as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. EBITDA has been provided to more clearly present the financial results that management uses to internally evaluate its business. Management believes that this non-GAAP financial measure allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Reconciliation of the non-GAAP financial measure to the most directly comparable financial measure reported in accordance with GAAP is presented in a separate section at the end of this press release.

The following chart summarizes key operating highlights:

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2004	2003	2004	2003

Contractual Revenue (in 000’s) (1)
Subscription and Related Revenue	$2,625	$2,132	$10,210	$6,850
GlowPoint Network Services (2)	634	—	1,717	—
Total	3,259	2,132	11,927	6,850
Non-Contractual Revenue (in 000’s) (3)
Glowpoint	$577	$695	$2,924	$3,461
GlowPoint Network Services	423	—	1,144	—
Total	1,000	695	4,068	3,461
Total Revenue (in 000’s)	$4,259	$2,827	$15,995	$10,311
Number of Contractual Customers (4)	348	271	330	241
Average Monthly Contractual Revenue per Customer (5)	$3,119	$2,622	$3,012	$2,371
Average Billable Subscriber Locations (6)	1,210	1,087	1,198	839
Average Monthly Subscription Revenue per Location (7)	$723	$654	$710	$680
Billable Subscriber Locations (Net) (8)	1,237	1,149	1,237	1,149
Subscriber Location Backlog (9)	115	91	115	91
Gross Margin	20.8%	5.4%	19.7%	2.4%
Variable Gross Margin (10)	51.2%	51.0%	51.6%	47.0%

(1)	Contractual revenue includes GlowPoint subscription and related revenue as has been reported in prior quarters plus NuVision revenue directly related to those customers that are under contract.
(2)	Formerly NuVision
(3)	Non-contractual revenue includes GlowPoint non-subscription revenue (event-driven category of revenue) plus NuVision revenue generated by customers that are not currently under contract.
(4)	Refers to customers under contract that are generating recurring revenue.
(5)	Calculated as total contractual revenue divided by the number of contractual customers, divided by three or twelve (depending on the time period involved), then multiplied by 1,000.
(6)	Calculated as the weighted average number of billable subscriber locations, based on the number of days a location was on the network during each respective period.
(7)	Calculated as subscription and related revenue divided by average billable subscriber locations, divided by three or twelve (depending on the time period involved), then multiplied by 1,000.
(8)	Total number subscriber locations that were generating revenue for the Company, as of the last day in each period. Multiple endpoints or circuits can be linked to a billable subscriber location.
(9)	Represents the Company’s estimate of billable subscriber locations under contract, but not yet generating revenue for the Company, at the end of the periods shown. This estimate assumes no material changes that would result in a customer canceling a contract. The Company can give no assurance as to whether these contracts will be executed. While the Company may, from time to time, issue updated guidance with respect to its subscriber location backlog, it assumes no obligation to do so.
(10)	Calculated by dividing revenues less variable costs of revenue by revenue.

Glowpoint, Inc.
Consolidated Balance Sheets

	December 31,

	2004	2003

ASSETS
Current assets:
Cash and cash equivalents	$4,586,222	$4,184,897
Escrowed cash	337,153	335,188
Accounts receivable, net of allowance for doubtful accounts of $97,384 and $71,620, respectively	2,762,892	2,305,552
Other current assets	3,688,775	1,439,978

Total current assets	11,375,042	8,265,615

Furniture, equipment and leasehold improvements – net	12,591,011	13,024,055
Goodwill – net	2,547,862	2,547,862
Other assets	296,332	149,574

Total assets	$26,810,247	$23,987,106

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,832,569	$2,368,484
Accrued expenses	1,486,949	900,690
Deferred revenue	1,018,186	—
Current portion of capital lease obligations	34,972	131,182

Total current liabilities	5,372,676	3,400,356

Noncurrent liabilities:
Deferred income taxes	212,000	—
Capital lease obligations, less current portion	—	34,972

Total noncurrent liabilities	212,000	34,972

Total liabilities	5,584,676	3,435,328

Commitments and contingencies

Subordinated debentures	—	4,888,000
Discount on subordinated debentures	—	(3,149,805)

Subordinated debentures, net	—	1,738,195

Stockholders’ Equity:
Preferred stock, $.0001 par value; 5,000,000 shares authorized; 203.667 shares outstanding	—	—
Common stock, $.0001 par value; 100,000,000 authorized; 37,844,240 and 30,543,672 shares outstanding, respectively	3,788	3,054
Treasury stock, 39,891 shares at cost	(239,742)	(239,742)
Deferred compensation	(1,331,379)	(1,650,607)
Additional paid-in capital	157,322,778	137,449,109
Accumulated deficit	(134,529,874)	(116,748,231)

Total stockholders’ equity	21,225,571	18,813,583

Total liabilities and stockholders’ equity	$26,810,247	$23,987,106

Glowpoint, Inc.
Consolidated Statements of Operations

	Twelve Months Ended December 31,		Three Months Ended December 31,

	2004	2003	2004	2003

Net Revenues	$15,995,177	$10,310,744	$4,259,135	$2,827,781
Cost of revenues	12,842,471	10,061,881	3,372,562	2,674,689

Gross margin	3,152,706	248,863	886,573	153,092

Operating expenses
Research and development	1,433,013	1,261,485	405,185	327,245
Selling	8,049,537	5,493,905	2,185,691	1,800,202
General and administrative	8,471,026	6,372,677	2,800,446	2,312,454
Impairment losses on long-lived assets	—	1,379,415	—	—

Total operating expenses	17,953,576	14,507,482	5,391,322	4,439,901

Loss from continuing operations	(14,800,870)	(14,258,619)	(4,504,749)	(4,286,809)

Other (income) expense
Amortization of deferred financing costs	84,796	376,596	—	236,579
Interest income	(41,520)	(7,000)	(12,127)	(316)
Interest expense	61,871	1,026,469	976	82,980
Gain on marketable equity securities	(132,284)	—	—	—
Other income	(5,000,000)	—	(5,000,000)	—
Amortization of discount on subordinated debentures	3,165,036	1,987,550	—	497,337
Loss on exchange of debt	1,354,000	—	—	—

Total other (income) expenses, net	(508,101)	3,383,615	(5,011,151)	816,580

Income (loss) before income taxes	(14,292,769)	(17,642,234)	506,402	(5,103,389)
Income tax provision	212,000	—	212,000	—

Net income (loss) from continuing operations	(14,504,769)	(17,642,234)	294,402	(5,103,389)

Loss from discontinued AV operations	—	(1,173,067)	—	—
Loss from discontinued VS operations	(2,908,331)	(3,623,637)	(2,803,660)	(155,961)

Net loss	(17,413,100)	(22,438,938)	(2,509,258)	(5,259,350)
Preferred stock dividends	(368,543)	—	(98,564)	—

Net loss attributable to common stockholders	$(17,781,643)	$(22,438,938)	$(2,607,822)	(5,259,350)

Net loss from continuing operations per share:
Basic and diluted	$(0.40)	$(0.60)	$—	$(0.17)

Loss from discontinued operations per share:
Basic and diluted	$(0.08)	$(0.16)	$(0.07)	$(0.01)

Preferred stock dividends per share:
Basic and diluted	$(0.01)	$—	$—	$—

Net loss attributable to common stockholders per share:
Basic and diluted	$(0.49)	$(0.76)	$(0.07)	$(0.18)

Weighted average number of common shares:
Basic and diluted	36,390,112	29,455,644	37,864,336	29,863,736

Glowpoint, Inc.
Consolidated Statements of Cash Flows

	Twelve Months Ended December 31,

	2004	2003

Cash flows from Operating Activities:
Net loss	$(17,413,100)	$(22,438,938)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	5,473,726	4,888,970
Amortization of deferred financing costs	84,796	376,596
Amortization of discount on subordinated debentures	3,165,036	1,987,550
Non cash compensation	902,375	4,008,076
Loss on extinguishment of debt	1,354,000	—
Impairment losses on long-lived assets	—	1,379,415
Deferred income taxes	212,000	—
Increase (decrease) in cash attributable to changes in assets and liabilities, net of effects of acquisitions:
Escrowed cash	(1,964)	(335,188)
Accounts receivable	(457,340)	(1,027,661)
Assets of discontinued AV operations	—	807,067
Assets of discontinued VS operations	—	6,761,095
Other current assets	(4,095,280)	(2,147,440)
Proceeds from sale of marketable equity securities	213,542	—
Other assets	(231,554)	52,151
Accounts payable	464,085	(1,360,383)
Accrued expenses	217,717	219,320
Deferred revenue	1,018,186	—

Net cash provided (used) by operating activities	(9,093,775)	(6,829,370)

Cash flows from Investing Activities:
Purchases of furniture, equipment and leasehold improvements	(3,361,402)	(2,399,297)
Proceeds from sale of VS operation	—	16,233,312

Net cash provided (used) by investing activities	(3,361,402)	13,834,015

Cash flows from Financing Activities:
Proceeds from common stock offering	12,433,215	—
Proceeds (costs) from issuance of subordinated debentures	(15,232)	(249,355)
Exercise of warrants and options, net	569,701	630,935
Proceeds from bank loans	—	75,545,455
Payments on bank loans	—	(81,390,971)
Deferred financing costs	—	(26,070)
Payments on capital lease obligations	(131,182)	(91,957)

Net cash provided (used) by financing activities	12,856,502	(5,581,963)

Increase in cash and cash equivalents	401,325	1,422,682

Cash and cash equivalents at beginning of period	4,184,897	2,762,215

Cash and cash equivalents at end of period	$4,586,222	$4,184,897

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$17,355	$227,103

Taxes	$—	$—

Non-cash financing and investing activities:
During the years ended December 31, 2004, 2003 and 2002, the Company recorded non-cash amortization of discount on subordinated debentures of $3,165,036, $1,987,550 and $39,360, respectively.
Preferred stock dividends of $368,543 were accrued during the year ended December 31, 2004.
Equipment with costs totaling $232,100 was acquired under capital lease arrangements during the year ended December 31, 2003.

Glowpoint, Inc.
EBITDA Reconciliation

	Twelve Months Ended December 31,		Three Months Ended December 31,

	2004	2003	2004	2003

Income (loss) before income taxes	$(14,292,769)	$(17,642,234)	$506,402	$(5,103,389)

Depreciation and amortization	5,473,726	4,888,970	1,422,589	676,563
Amortization of deferred financing costs	84,796	376,596	—	236,579
Amortization of discount on subordinated debentures	3,165,036	1,987,550	—	497,337
Loss on extinguishment of debt	1,354,000	—	—	—
Non cash compensation	902,375	1,858,415	171,598	1,184,879
Impairment losses on long-lived assets	—	1,379,415	—	—
Other income	(5,000,000)	—	(5,000,000)	—
Interest expense, net	20,351	374,865	(11,151)	—

EBITDA from continuing operations	(8,292,485)	(6,776,423)	(2,910,562)	(2,508,031)

EBITDA loss from discontinued AV operations	—	(1,173,067)	—	—
EBITDA gain/loss from discontinued VSB operations	(2,908,331)	(603,459)	(2,803,660)	(80,044)

Total EBITDA	$(11,200,816)	$(8,552,949)	$(5,714,222)	$(2,588,075)

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The statements contained herein, other than historical information, are or may be deemed to be forward-looking statements and involve factors, risks and uncertainties that may cause actual results in future periods to differ materially from such statements. These factors, risks and uncertainties include market acceptance and availability of new video communication services; the nonexclusive and terminable-at-will nature of sales agent agreements; rapid technological change affecting demand for the Company’s services; competition from other video communications service providers; and the availability of sufficient financial resources to enable the Company to expand its operations, as well as other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

“GlowPoint” is a registered trademark of Glowpoint, Inc. in the United States and certain foreign countries. All other marks are trademarks or service marks of their respective owners.

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